Exhibit 99.1

Pacific Premier Bancorp Announces Participation

in Upcoming Investor Conferences

Irvine, Calif., May 4, 2016 — Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steve R. Gardner, President and Chief Executive Officer, will participate in the following investor conferences during the month of May:

Piper Jaffray Financial Institutions Conference

May 5-6, 2016

Orlando, Florida

D.A. Davidson 18th Annual Financial Institutions Conference

May 10-11, 2016

Denver, Colorado

A copy of the investor presentation to be used at the conferences will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

The Company is the holding company for the Bank, one of the largest community banks headquartered in Southern California. The Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. The Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.  The Bank currently serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner

President/CEO

949-864-8000

E. Allen Nicholson
Executive Vice President/CFO

949-864-8000